Form C

Cover Page

Name of issuer:

My Trail Company, PBC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 4/9/2015

Physical address of issuer:

1418 Pearl Street
Boulder CO 80302

Website of issuer:

http://mytrailco.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

10,000

Price:

$5.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $5

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$400,000.00

Deadline to reach the target offering amount:

4/19/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,288,685.00	$614,554.00
Cash & Cash Equivalents:	$39,482.00	$37,737.00
Accounts Receivable:	$2,572.00	$0.00
Short-term Debt:	$156,598.00	$66,843.00
Long-term Debt:	$782,202.00	$119,118.00
Revenues/Sales:	$944,077.00	$281,707.00
Cost of Goods Sold:	($511,355.00)	$147,725.00
Taxes Paid:	$0.00	$0.00
Net Income:	($374,640.00)	($287,317.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

My Trail Company, PBC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Anne Maleady	Board President	American Canoe Association	2015
Demetri Coupounas	CEO	My Trail Company, PBC	2015
Kim Coupounas	Director	B Lab Colorado	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Demetri Coupounas	CEO	2015
Demetri Coupounas	CFO	2015
Demetri Coupounas	President	2015
Demetri Coupounas	Treasurer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kim Coupounas	67,200 Common Shares	40.0
Demetri Coupounas	100,800 Common Shares	60.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

MY TRAIL IS A NEW COMPANY WITH A SHORT OPERATING HISTORY

My Trail incorporated April 9, 2015 and its first products arrived in late May 2016. Therefore we have little direct operating history for an investor to evaluate. There is no assurance that we will ever produce a profit. As a new enterprise, we may be subject to risks our management has not anticipated. It is possible that the proceeds from this offering may not be sufficient for us to continue to finance our operations.

MY TRAIL MAY FAIL FOR THE SAME OR SIMILAR REASONS THAT GOLITE FAILED

My Trail's founders previously started GoLite, and the products that My Trail plans to sell and the markets in which My Trail plans to operate are similar to products that GoLite sold and the markets in which GoLite operated. Although GoLite grew for a period of time, it was not able to attain profitability and was forced to file a petition in bankruptcy court and ultimately liquidated its assets, with owners of the company, the founders, losing all of their investment. There is no guarantee that My Trail will succeed where GoLite failed or that the founders have learned and can apply every critical lesson from their experience at GoLite.

MY TRAIL MAY NOT ATTRACT ENOUGH CUSTOMERS

My Trail may not be able to convert an adequate portion of its email list of previous GoLite customers into My Trail customers. Even if it does, there is no guarantee that adequate numbers of new customers will be attracted in the future.

MY TRAIL MAY NOT ATTRACT OR RETAIN A STRONG ENOUGH TEAM

Several My Trail employees have broad responsibilities. There is no guarantee that the Company will attract an adequately strong team in all key functional areas over time. Until scale allows for solid hires in all key functional areas, generalists, in some cases working with outside parties, will have to continue to successfully manage design, development, sourcing, marketing, sales, e-commerce, store operations, customer service, information technology, human resources, distribution, and finance, which could result in inefficiencies and mistakes. Attracting, hiring and developing each team member into a high performer will take time, and there is no guarantee of success.

MY TRAIL SALES ARE WEATHER AND MACRO-ECONOMY DEPENDENT

Like other outdoor companies, My Trail sales are subject to the influence of weather. Early sales will be concentrated in the United States in general and Colorado in particular and may fluctuate with large climactic events and/or persistent trends. Sales can also be affected by the normal cyclicality of the overall economy, and particularly by any abnormally large decline in it.

MY TRAIL MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO COMPETE IN THE OUTDOOR INDUSTRY

Many companies provide products similar to ours. My Trail will compete with established businesses that have an operating history, and greater financial resources, experience and market share than we have. There is no guarantee that we will be able to compete or capture adequate market share. We will not be profitable if we cannot compete successfully with other businesses. Cash flow may be tight early on with a limited margin for error.

MY TRAIL MAY NOT DEVELOP COMPELLING ENOUGH PRODUCTS

While My Trail starts with a full line of product designs, many styles need to be refreshed periodically, new styles have to be added and some styles retired each season. There is no guarantee that this process will result in an attractive enough product offering over time. Much of the design work may be performed by outside contractors over whom we have little control.

MY TRAIL MAY NOT BE ABLE TO SOURCE ITS PRODUCTS RELIABLY OR AFFORDABLY ENOUGH

My Trail could face unexpected product cost increases that make its economic model unviable. Delays in production, shipping, or customs clearance could materially impact product delivery and thus customer experience and cash flow. Product can be lost or damaged in transit. Product that is designed, developed or assembled poorly could adversely affect sales due to poor quality, fit or color selection. Our products may not meet the sustainability standards that we claim they will meet, which could result in harm to our reputation.

OUR PRODUCTS COULD CAUSE BODILY INJURY OR HARM TO PROPERTY.

Although we believe our products will be safe, depending on the manner in which they are manufactured and/or used, our products could cause bodily injury or harm to property (and even if such injury or harm is not actually caused by our products, people could claim that our products caused such injury or harm). In the event that any such harm is caused (or claimed to be caused) by our products, there could be lawsuits against the Company that are costly to defend and/or result in costly settlements or judgments against the Company.

MY TRAIL MAY NOT BE ABLE TO CONTAIN OPERATING COSTS ADEQUATELY

Sufficiently economical store and headquarters locations may not be available, key staff could cost more than budgeted and unanticipated costs may arise. Cash flow may be impacted by a failure to get reasonable terms from landlords, product and other suppliers.

THERE IS NO MARKET IN MY TRAIL SHARES AND NO GUARANTEE THAT INVESTORS WILL REALIZE ANY RETURN ON THEIR INVESTMENT

There is currently no, and there may never be any, secondary market trading in the Preferred Stock, and investors' ability to sell their shares are further limited by transfer restrictions under applicable securities laws and the terms of the agreement for the Preferred Stock. The primary exit event contemplated by this investment is a right for investors to cause the Company to redeem their shares after 5 years. However, there is no guarantee that the Company will still be operating in 5 years or, even if it is still operating, that it will be legally permitted to redeem investors shares at that time (especially if multiple investors request redemption at or around the same time), or at any time thereafter, and the Company will not be required to redeem any shares to the extent that it is not legally permitted to do so. The Company is not required to, and there is no guarantee that the Company will, pay dividends in any future year.

THE INVESTMENT INVOLVES TAX RISKS

No representation or warranty of any kind is made by the Company, its officers, directors or counsel, or any other professional advisors thereto, with respect to any tax consequences of any investment in the Company. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

MY TRAIL'S DIRECTORS ARE REQUIRED TO CONSIDER FACTORS OTHER THAN SHAREHOLDER RETURNS.

My Trail is a Public Benefit Corporation, and accordingly its directors have a legal duty to balance the pecuniary interests of shareholders, the best interests of those materially affected by the Company's conduct and the specific public benefits identified in the Company's articles of incorporation. Therefore, the Company's directors may, consistent with their legal duties, take actions that are contrary to the financial interest of its preferred shareholders, and its preferred shareholders will have no recourse against the Company or its directors for taking such actions.

MY TRAIL COULD BE HELD TO VIOLATE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Although the Company is not aware of any third party rights that are infringed by our existing or contemplated business activities, we have not performed any freedom to operate analyses (other than standard trademark searches related to the "My Trail" mark), and there is no guarantee that we will not be sued for infringement by third parties or that we will not need to modify our brand or products to avoid infringement.

MY TRAIL MAY NOT BE ABLE TO SECURE AND ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS.

The Company's ability to compete against other businesses selling similar products depends on its ability to secure and enforce trademark and other intellectual property rights. However, there is no guarantee that any trademark or other applications we have filed, or may in the future file will be approved, and even registrations that receive approval could subsequently be held invalid due to our conduct or challenges by third parties. Similarly, we could lose valuable trade secret rights if we fail to properly protect our confidential information. Even to the extent that our intellectual property rights are valid, enforcing those rights could involve costly legal processes that we may not be able to bring to a successful conclusion.

WE MAY REVISE THE MANNER IN WHICH WE USE THE PROCEEDS OF THIS OFFERING.

Management will have significant flexibility in applying the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

THE OFFERING PRICE IS ARBITRARY.

The offering price of $5.00 per share is arbitrary and bears no relationship to any established value criteria (such as net tangible assets or a multiple of earnings per share) and accordingly should not be considered as an indication of the actual value of the Company.

MY TRAIL OR ITS PRODUCTS COULD BE SUBJECT TO UNANTICIPATED REGULATIONS.

Although to management's knowledge the Company and its products are not currently subject to any material regulation, there could be existing regulations that management is not aware of, and new regulations affecting the Company's business or products could be adopted in the future. Any such regulations could be costly or impossible for the Company to comply with.

MY TRAIL'S SHAREHOLDER VOTING RIGHTS ARE CLOSELY HELD BY ONE FAMILY

Except as required by law, the Preferred Stock has no voting rights and all shareholder voting rights belong to holders of Common Stock. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of Preferred Stock are required to vote their shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, to the extent that such actions are approved by the board of directors and holders of Common Stock. Demetri and Kim Coupounas and a trust for the benefit of their children own 100% of the outstanding shares of Common Stock and consequently are able to elect all of the directors and generally control all aspects of the company's vision and strategy. Investors must rely on the Common Stock holders to elect qualified directors and otherwise make strategic decisions that will enable the Company to succeed.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% -- Fund production of Pyramid 3 and Pyramid 5 shelter groups – our most popular products for which there is pent-up demand

5% -- Wefunder intermediary fee

If we raise: **$100,000**

Use of Proceeds: 95% -- Fund production of Ultralight 2 and Ultralight 3 shelters and next round of Chrome umbrellas – our next most popular product groups we are out of

5% -- Wefunder intermediary fee

If we raise: **$400,000**

Use of Proceeds: 95% -- Fund production of backpack expansion, the lightest storm shell on the market, and our most popular Fall apparel in that order.

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced round, Pre-money valuation: $1,829,590

My Trail Company, PBC is offering up to 80,000 shares of Preferred Stock (Preferred-A) at a share price of $5.00 per share.

Shares of Preferred Stock earn an annual dividend equal to 10% of the original purchase price of such shares (prorated for the year in which the shares are issued, based on the date the Company receives payment). The dividend for any year will be paid in cash, unless payment of such dividend is not permitted under applicable law or the Company's board of directors determines that payment of such dividend would materially adversely affect the financial condition of the Company. To the extent such dividends are not paid in cash, they will accrue from year to year (without compounding). The Company will not pay any dividends on shares of Common Stock unless all accrued dividends on Preferred Stock have been paid.

In the event of any liquidation of the Company, or any sale of the Company through merger or sale of assets, holders of shares of Preferred Stock will be entitled to receive an amount equal to the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon, prior to any payments being made to the holders of Common Stock in respect thereof.

At any time, holders of shares of Preferred Stock may request that the Company redeem their shares. If the request is made at least 5 years after the shares were issued, the Company must redeem the shares, at a redemption price equal to the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon (unless applicable law prohibits such redemption). If the request is made less than 5 years after the shares were issued, the Company may (but is not required to) redeem the shares, at a redemption price equal to the original purchase price of such shares less the aggregate amount of dividends previously paid thereon.

In addition, the Company has the option to redeem any shares of Preferred Stock at any time. Pursuant to this option, (a) if the redemption is made at least 10 years after the shares were issued, the redemption price is the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon, and (b) if the redemption is made less than 10 years after the shares were issued, the redemption price is 2x the original purchase price of such shares less the aggregate amount of dividends previously thereon.

Preferred stock holders will not receive voting rights.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

No modification of or amendment to this
Agreement shall be effective unless in writing signed by the parties, and no waiver of any rights
under this Agreement shall be effective unless in writing signed by the waiving party.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	500,000	168,000	Yes
Preferred-A Stock	400,000	197,918	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Preferred stock does not have voting rights, but does have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Holders of shares of Preferred Stock have no voting rights in respect of such shares, except as required by law. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of shares of Preferred Stock are required to vote such shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, in each case to the extent that such actions are approved by the board of directors and holders of Common Stock, and grant a proxy to the Company's officers to effect such voting to the extent that such holders fail to do so themselves.

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Preferred shares are non-voting and non-convertible.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Given the right of Preferred Investors to Put their shares back to the Company, and the Company's right to Call the shares from Preferred Investors in the future at the price paid for the shares, the securities are primarily valued at the price they were purchased at.

In addition, market feedback and conversations with investors were taken into account.

In the future, we may perform valuations of our preferred stock that take into account factors such as the following:

- unrelated third party valuations of our preferred stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our preferred stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Vertical Source, Inc
Issue date	10/01/17
Amount	$212,961.00
Outstanding principal plus interest	$191,747.71 as of 10/31/18
Interest rate	19.56% per annum
Current with payments	Yes

The company is in the process of re-negotiating this promissory note with the lender.

Convertible Note

Issue date	12/01/17
Amount	$455,000.00
Interest rate	15.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	10/06/22

Conversion is at Investor's option if and only if My Trail sells Common Shares beyond it's 3 founders, Demetri Coupounas, Kim Coupounas, and the Coupounas Family Children's Trust. 15% compounding annually, prorated on 365 days within each year. The initial $290,000 of convertible notes were issued in 2017.

The Company has a line of credit agreement in the amount of $1,000,000 with GemCap Lending I, LLC. All advances accrue interest at the rate of 14.75% per annum. Collateral for the outstanding is secured by the company's inventory. Outstanding balance as of December 31, 2017 equals $435,839

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	Regulation Crowdfunding	Priced Round	$189,675	General operations
5/2017	Regulation Crowdfunding	Preferred stock	$80,820	General operations
12/2017	Section 4(a)(2)	Convertible Note	$455,000	General operations
12/2017	Colorado DPO	Preferred stock	$630,600	General operations
5/2018	Regulation Crowdfunding	Priced Round	$87,495	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We cut out the middleman and sell our full line of lightweight, outdoor essentials directly to customers. We started with the product designs and entire customer list of GoLite, the $17.5M leader in lightweight outdoor gear. The designs have been refined over 20+ years and millions of trail miles in the toughest wilderness conditions. Thanks to 450+ Customers who have already invested, we've launched a thriving web store that receives 50k+ visitors a month, and a flagship store in Boulder, CO.

Within 5 years, My Trail plans to be as big as GoLite was online at its peak and profitable with higher margins and much lower costs. We are growing methodically each year adding more popular products and more customers in sync. Thanks to our Wefunder Investors, we added 14 down styles to our line that have grown October sales over 150% above last October!

Milestones

My Trail Company, PBC was incorporated in the State of Colorado in April 2015.

Since then, we have been:

- Growing rapidly - over 150% sales growth October 2018 vs. October 2017.

- Focus is in online sales which more than tripled Oct '17 to Oct '18.

- Product line expansions will continue to fuel growth while attracting and satisfying more Customers.

- Distributing with German, French, Japanese, Taiwanese and Australian sales partners as well as specialized US dealers.

- First ever Title III Crowdfunding Company to issue a dividend - February 2017.

- Raised $1,444.590 from 457 investors through Wefunder, Colorado, Direct Public Offer, and convertible debt.

Historical Results of Operations

Our company was organized in April 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $944,077 compared to the year ended December 31, 2016, when the Company had revenues of $281,707. Our gross margin was 45.84% in fiscal year 2017, compared to 47.56% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $1,288,685, including $39,482 in cash. As of December 31, 2016, the Company had $614,554 in total assets, including $37,737 in cash.

- *Net Loss.* The Company has had net losses of $374,640 and net losses of $287,317 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $938,800 for the fiscal year ended December 31, 2017 and $185,961 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $212,961 in debt, $901,095 in equity, and $455,000 in convertibles. In addition, My Trail's founding family, Demetri & Kim Coupounas, and the Coupounas Children's Irrevocable Trust, funded start up operations in 2015 with investments totaling $168,000, of which $88,000 was cash and $80,000 were in kind assets – both intellectual and physical property and prepayment of various business expenses.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We may raise capital concurrently through issuance of convertibles.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

My Trail Company, PBC cash in hand is $24,414.55, as of October 2018. Over the last three months, revenues have averaged $105,000/month, cost of goods sold has averaged $62,000/month, and operational expenses have averaged $80,000/month, for an average burn rate of $37,000 per month. Our intent is to be profitable in 6 months.

We expect to be profitable in 2019. Our business is seasonal, and for the full year we expect to break even. If we only hit our minimum fundraising target on Wefunder, we would plan to do another Wefunder round. If this raise isn't successful we'll raise funds through institutional investors. We also have a line of credit that we could draw on.

Over the course of the next 3 - 6 months, we expect revenues to increase as the holiday season approaches. While we cannot guarantee it, we expect our revenues to be $450k during Q4 of 2018, and expenses to hold steady at $80,000.

My Trail has a line-of-credit in place with GemCap of Malibu, CA to finance delivery of bulk production. The line covers 50% of the landed-duty-paid (LDP) cost of inventory up to a maximum of $1,000,000. Since My Trail currently pays 50% up front for production to cover the costs of materials that go into its products, the line covers the balance of the cost of production.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://mytrailco.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

MyTrail Subscription Agreement Round 4

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Anne Maleady
Demetri Coupounas
Kim Coupounas

Appendix E: Supporting Documents



INVEST IN MY TRAIL

maximum target met

$0
raised of $0 maximum target from 0 investors

Lightweight, durable clothing and equipment for everyday adventurers

We cut out the middleman and sell our full line of lightweight, outdoor essentials directly to customers. We started with the product designs and entire customer list of GoLite, the $17.5M leader in lightweight outdoor gear. The designs have been refined over 20+ years and millions of trail miles in the toughest wilderness conditions. Thanks to 450+ Customers who have already invested, we've launched a thriving web store that receives 50k+ visitors a month, and a flagship store in Boulder, CO.



Demetri Coupounas
CEO
Founded $17.5 million outdoors company GoLite. Previously studied at Harvard and Princeton.


This Is My Trail

Why you may want to invest

1. Growing rapidly - over 150% sales growth October 2018 vs. October 2017.
2. Focus is in online sales which more than tripled Oct '17 to Oct '18.
3. Product line expansions will continue to fuel growth while attracting and satisfying more Customers.
4. Distributing with German, French, Japanese, Taiwanese and Australian sales partners as well as specialized US dealers.
5. First ever Title III Crowdfunding Company to issue a dividend - February 2017.
6. Raised $1,444,590 from 457 investors through Wefunder, Colorado, Direct Public Offer, and convertible debt.

$ 1,000 min

REMIND ME (246)

What you are investing in

Priced Round

$1.83M pre-money valuation

$5.00 per share
Preferred Stock
$25K+ pro rata right threshold

If you invest, you're betting My Trail will be worth more than $1.83M in the future.

Earning a return
Learn more about equity fundraises

Investor perks

$1,000+
All investors in My Trail receive a 20% discount on all of our products as long as they are an investor.

fashion | retail | adventure | outdoors | pbc & b corps

Our Ambition

Within 5 years, My Trail plans to be as big as GoLite was online at its peak and profitable with higher margins and much lower costs. We are growing methodically each year adding more popular products and more customers in sync. Thanks to our Wefunder Investors, we added 14 down styles to our line that have grown October sales over 150% above last October!

mytrailco.com

Boulder, CO

Why I Like My Trail

Loved the company GoLite. Have the jam 70 which has held up fantastic. Looks like the new products are made of the same stellar materials. Was so sad a few years ago when I went to order their classic green peak tent only to find the company had went out of business. So happy their back! Now I get to save up again for the tent!

Jeremy C.
MYTRAIL'S FACEBOOK FAN

BizWest

My Trail Co. opens flagship store on Pearl Street in Boulder - BizWest

BOULDER - My Trail Co., Demetri 'Coup' Coupounas' reincarnation of his former outdoor-gear company GoLite, has moved into 2,225 square feet of space at 1418 Pearl St. My Trail makes outdoor clothing and equipment and sells it directly to
June 12, 2017 @ bizwest.com

Daily Camera

Boulder's My Trail Co., successor to GoLite, up and running

Company raised hundreds of thousands through crowdfunding, direct public offering Posted: 12/15/2016 05:22:52 PM MST Updated: 12/15/2016 07:57:12 PM MST Less than two years after the high-profile demise of iconic Boulder outdoor brand GoLite, the
December 19, 2016 @ dailycamera.com

5280 [THE DENVER MAGAZINE]

Gear Closet: My Trail Co.'s Pyramid 4 Shelter

My Trail Co.'s Pyramid 4 Shelter Born In: Boulder Why You Need It: Thanks to its innovative pyramidal design-which is a 1/80 scale model of the Great Pyramid of Giza-this 87-square-foot tent gives Mom, Dad, and two little ones a bit more elbow
August 1, 2016 @ 5280.com

BizWest

GoLite reincarnation My Trail Co. launches new equity crowdfunding campaign - BizWest

BOULDER - Demetri 'Coup' Coupounas' reincarnation of his former outdoor-gear company GoLite is nearly complete. And it's raising more cash to ramp up. The Boulder entrepreneur's new company, My Trail Co., is aiming to go live with website
May 18, 2016 @ bizwest.com

THE BUSINESS JOURNALS

Old Colorado investing law is now a new route to equity crowdfunding

An outdoor gear company in the midst of rebranding itself is the first to use direct public offerings on the Internet in a crowdfunding model. My Trail owner Demetri Coupounas developed his own crowdfunding website to raise $500,000 for his
April 23, 2016 @ bizjournals.com

UPSTART business journal

Following bankruptcy, outdoor gear shop founder has plans for a comeback

A Colorado retail original has designs on a comeback, with a little help from its friends. Demetri Coupounas is the founder of Boulder-based GoLite, a brand of recreational clothing and gear and a retail chain that went through bankruptcy
September 13, 2015 @ upstart.bizjournals.com

BizWest

GoLite founders raising up to $1.4M to revive product line with My Trail Co.

BOULDER - Demetri "Coup" Coupounas and his wife Kim, co-founders of now-defunct outdoor retailer GoLite, are resurrecting their old product line under the new brand My Trail Company, seeking between $500,000 and $1.4 million from investors in a
August 5, 2015 @ bizwest.com



Boot Camp Participant My Trail Company Plans Colorado DPO

The great outdoors. You might be thinking you're heading out into it au naturel, unburdened of the cares of the material world and that stuff we call money. But chances are, before you've even stepped foot on Mount Shasta or breathed the cool,

April 14, 2015 @ cuttingedgecapital.com

TURN A 30LB OVERNIGHT LOAD INTO JUST 10LBS

We specialize in lightweight, durable outdoor gear and apparel for easier adventures.

Our mission is to make the lightest gear possible by starting with a clean slate and including only the details that matter. We make gear so light people forget they're carrying a load on their back so they can focus on enjoying the time they spend together, outside.









Since May 2016, We've Launched Over 18 Product Groups

Our all star line of packs, shelters, down jackets, storm and wind shells, hiking and trail running tops and bottoms are selling globally.

Our first year, MyTrail focused on online sales of our first packs, shelters and equipment accessories. The following year we introduced Spring/Summer storm shells, hiking and trail running tops and bottoms. Most recently we added a broad collection of high performance down jackets. Word is spreading and sales of all of these products are picking up steam, especially online, thanks in large part to our 223 Wefunder Investors.

45%

Gross Margin

155

Revenue growth

Oct 2017 - Oct 2018

Meet Our Bestsellers

Our customers love us because we've crafted outdoor gear they can depend on with full confidence and no hassle.



The Chrome Umbrella

★ ★ ★ ★ ★

Great Umbrella!

"It is light, sturdy and gets the job done. I have given it as a gift many times(as both the go-lite and My Trail version). People love the quality and weight. It is one of my favorite, hiking - backpacking items."

- Karl L
Customer



The Backpack Light

★ ★ ★ ★ ★

Best Pack Ever On My Back

"I loaded it up with weight of a three day hike to try it out. I took it out for a 13 mile spin and it fits like a glove. Almost didn't notice it was on my back!"

- Steve V.
Customer



The Ultralight Tent

★ ★ ★ ★ ★

Couldn't Be More Happy With This Tent

"I love this tent. I've used it on about 5 backpacking trips now and I can't find anything I dislike about it. It packs down to a good size and it is super easy to pitch even in cold and windy conditions."

- Sam
Customer

Come Visit Our Flagship Store

It's 1,000 sq ft right on the Pearl Street walking mall in Boulder, CO the outdoors capital of the world.

My Trail's flagship store is at 1418 Pearl Street - a prized location on the walking mall. Our HQ team works both the floor up front and the Distribution Center in back keeping our operation lean and our team close to our customers.



MY TRAIL
WHITTIER
Boulder
Pine St
Pearl St
Walnut St
13th St
14th St
17th St
18th St
19th St
22nd St
26th St
28th St
29th St
30th St
33rd St
Folsom St
Goss St
Arapahoe Ave
Twenty Ninth Street
Arapahoe Village
Fisher Dr
Arnold Dr
Marine St
Newton Court
Boulder High School
Broadway
Boulder Creek
University Ave
Taft Dr
Folsom Field
CU Boulder East Campus
University of Colorado Boulder
The Fox Theatre
Pennsylvania Ave
Colorado Ave
College Ave
Regent Dr
Kent St
Madison Ave
Euclid Ave
Cordry Ct
10th St
11th St
12th St
35th St
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We're Also Already Selling Abroad

You can find My Trail gear at outdoor retailers in Germany, France, Japan, Taiwan and Australia.

We've Been Moving Fast

Each season since 2016 we've introduced new product groups to better serve more of our Customers who want to lighten up and enjoy the outdoors more.

May 2016



My Trail LIVE

Mytrailco.com officially launches.

May 2016



Debut: Packs, Shelters, Accessories

Started selling first round of products online: packs, shelters and accessories.

May 2016



Debut: Insulated Jackets

Started selling our popular down jackets and parkas.

July 2016

August 2016

First International Shipment

Shipped first International Distributor orders to Japan and Germany.

First Pre-Season Order

Took first preseason order from Japanese Distributor in October 2016 - shipped January 2017.

October 2016

November 2016

Holiday Store Opens

Opened first brick-and-mortar in November 2016 at 29th Street Mall in Boulder—just in time for the holidays.



Opened Boulder Flagship Store

1418 Pearl Street serves as our Headquarters and Distribution Center as well keeping our team tight and close to our Customers

Fall 2017

April 2017

Down Expansion

Started selling 14 new down insulated apparel styles.

Spring 2017

Debut: Performance Apparel

Started selling 1st storm shells and hiking and trail running tops and bottoms.

2018 Line Expansion

Pack line expanded to 6 styles in 3 groups. Wind shells introduced. Accessory groups broadened.

2018

Let's Build this Brand Together

We've raised $1.4M+ from our Colorado DPO, earlier Wefunder offerings, and convertible debt



Thank you to the over 450 of you and counting who have already invested in My Trail. Thanks to you we have grown beyond an idea and are now an operating business selling high performance outdoor products on mytrailco.com and in our flagship store in Boulder.

We invite more of our wonderful Customers to join these leaders and become Investors as well. With you on our team we'll expand our product line to include another core collection of styles each season.

Together we will build a company that makes more of the best lightweight outdoor clothing and equipment available and continues to price it so that everyday adventurers can afford it. Together we will build a company that is as relentless in its cost control as it is in its product innovation and is as financially sustainable as it is environmentally responsible.

Excited for the journey together,



Demetri Coupounas

February 15, 2017

My Trail is happy to announce that we were the 1st ever Title III Crowdfunding Company to Send Dividends to our Investors.



Founder



Demetri Coupounas

CEO

Founded $17.5 million outdoors company GoLite. Previously studied at Harvard and Princeton.

AND THE REST OF THE TEAM



Thomas Dangerfield
Chief Marketing Officer



Eric Schmidt
General Manager

Raised $1,657,551From 223+ Investors

Michael L. Sides
I am a husband, father, and educator. Time outside and on the trail is my passion.

Ed Shonsey

Joshua Bornhorst
pathology professor

Jon Bruce

Libby Tomlinson

Mark Wollam

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What are you building?

MT: My Trail is a young company that started with tremendous assets from GoLite, a company that was in the outdoors market space for 16 years. GoLite did a lot of things well and had a great following in 23 different countries selling people's favorite ultralight collection of outdoor gear: packs, shelters, sleeping bags, outerwear, mid layers, base layers and accessories. But GoLite isn't around anymore because it opened physical stores that were too large and too costly to operate, and added a large casual product line that was unprofitable.
With My Trail, we've taken all of those wonderful Customers and products of GoLite and concentrating on only the best and most popular clothing and equipment. Essentially we're doing what was working and not doing what wasn't working. We're reclaiming the role of worldwide leader in lightweight outdoor gear.

WF: What makes your brand different?

MT: The heart and soul of My Trail is making products that not only function well and are durable, but are also so light and compact that you can forget about the gear and remember why you went outside to begin with. The second central element that the outdoor industry hardly addresses is delivering that premium, lightweight equipment in as economical a way as possible.

We don't want our brand to be a badge worn at cocktail parties. We want our gear to be the lightest, most effective, and most affordable for the quality.

WF: How do you achieve affordability for customers?

MT: We sell directly to Customers. By avoiding the traditional wholesale channel, we eliminate the extraneous expenses. And the savings we make from avoiding the middleman is passed onto customers.

The traditional wholesale model requires companies to make samples many months in advance that cost a lot to develop and produce. Companies also have to attend trade shows in other states and countries. A booth at a large trade show can cost as much as a house. And rep commissions cost a lot and wholesalers pass that cost on to the Customer also.

WF: What kind of advantages does your business model give you?

MT: By focusing on direct sales to Customers, we are making products that people actually like and want. There are no gatekeepers involved. We hear from Customers themselves what innovation they're craving, what makes sense for them. And we can make it for them.

We love seeing the end Customer enjoy our work.

WF: What makes your equipment special?

MT: When people first walk into an outdoor store and look at the various equipment, apparel and accessories, the only cost they see is its price. They buy what they want, take it outdoors and use it. Then they realize that the most important cost isn't actually price, but the gear's weight, and secondarily its bulk. Those are the costs you pay not just once, but with every single step on every single trip. Heavy, overbuilt gear ruins your trip.

We concentrate on making the lightest gear possible by eliminating extraneous elements. Thoughtful design is lightweight and durable. Our mission is to make gear elegantly simple and so light that users forget they're even carrying a load on their back and can focus on enjoying the outdoors.

WF: What sets you apart from competitors?

MT: First, our relentless focus on making our products as light and packable as possible while delivering supreme performance and solid durability. Second, our direct-to-consumer sales model that allows us to eliminate many traditional costs and deliver products affordably to Customers. Internally, we call this combination "great products at great prices" which is what virtually all Customers want. And we will deliver great products at great prices over a wide range of outdoor product categories from packs to tents to sleeping bags to technical outerwear, mid layers, base layers, and accessories which creates uncommon synergy and allows new Customers to transform their overnight loads from the typical 30+ pounds to less than 10.

WF: What are the companies who are making competing products?

MT: There are many companies in the Outdoor market. Most are small with narrow product lines. There are also a few larger brands that make products in all the categories My Trail will make products in. In the U.S., these include The North Face and REI. While there are other brands whose products are as high performance as My Trail's, and some that make products as sustainably as My Trail, none achieve the combination of light weight and low cost that My Trail does.

WF: Tell us about the market.

MT: The outdoor recreation market is worth $646 billion in the U.S. annually and the market specifically for outdoor clothing and equipment is $35 billion. Combined, leading international markets are even greater than these US figures.

WF: Why dedicate the last 20 years of your career to this niche?

MT: I want more people to go out and not only experience, but truly enjoy the outdoors. The way it is now, traveling outdoors can be a hassle and a buzzkill for ordinary folks. Lugging around heavy, overbuilt gear isn't fun. We want to take that experience and remove the burden. You should enjoy the outdoors, the relationships you make with others and the natural beauty all around you.
I've experienced the over-burdened trip. And I've also experienced the joy of going light and not noticing the load on my back at all. Everyone I know who has had that experience of going light goes out more often, enjoys it much more, and is refreshed and excited each time.

WF: What are you selling right now?

MT: Please have a look at mytrailco.com.

WF: How are you tackling manufacturing?

MT:

About 85% of our sales is My Trail branded product. We work with a New Jersey based supply chain company which sources this product from leading suppliers in Vietnam and China, where many of the best cut-and-sew operations in the outdoor industry are located. Using their suppliers, we've saved several percent on equipment and about 10% on apparel costs while marginally improving product quality which was already high. Those cost savings allow us to have a healthier and stronger company while delivering terrific value to our Customers.

About 15% of our sales is non-branded accessories and we order and receive those items weekly

WF: What do the margins look like on your products generally?

MT: We average 60% initial margin, which is high for our industry. Discounts to Investors, our team, dealers, distributors, group purchases, and various promotions have us maintaining margins of about 45%. We aim to improve on the maintained margin slowly over time but are more focused on continuing to grow our Customer base in the short to medium-term.

WF: How do you acquire new customers?

MT: While the earliest My Trail sales were mainly to former GoLite Customers, more than 2/3 of sales now are to new Customers. These Customers 1st learn about My Trail primarily through targeted online advertising, google searches, and word-of-mouth. We also attract Customers through Facebook posts, affiliate marketing, and Investor referrals.

WF: What lessons from GoLite did you bring into MyTrail?

MT: The biggest were (1) to make only the products that truly matter to our Customers, the technical apparel and equipment that sold best and was solidly profitable; and (2) to sell those core product groups online, and in small stores modeled on the smallest of GoLite's stores, which was the reliably profitable size. The past few years, ever more outdoor specialty purchases have moved on line and we've decided not to open any more stores beyond our combined flagship/web-site distribution center. We're focusing our efforts where they are having by far the greatest effect - on mytrailco.com.

WF: Tell us about the team and why you're the people to make this happen.

MT:

Our team is like our product line - everyone we need, no one we don't, and with a focus on quality over quantity throughout. Key members include Thomas Dangerfield, our Chief Marketing Officer. One of our earliest Customers and Investors - Thomas has deep experience building optimal Customer pathways and experiences and has been applying that to ever more effective My Trail marketing efforts the past few years. Eric Schmidt, our General Manager, is another core outdoor gear user in a key My Trail slot. His 2 decades experience in managing retail and operations at Backwoods and Neptune Mountaineering informs everything he does from hiring and scheduling staff, to choosing and ordering accessories, to making sure each Customer and each order is taken care of properly. 2 great outside Directors on our board round out our leadership and have added lots of value the past several years.

WF: What are the big risks? What keeps you up at night?

MT: We've worked hard to manage away most risk by making only our best selling and most profitable products, and selling them primarily on line and in a flagship store co-located with our distribution center to share staff. If I'm up in the middle of the night, most often it's because I'm excited by an opportunity or possibility and am putting in some core creative hours shaping our approach to it. As it happens, I just updated this profile for our Wefunder round from 2:35-5:55 am, and I've enjoyed it, but I'm going to go take a nap now :-~)

WF: Why allow your customers to invest in your business?

MT: Any business benefits from having investors who truly care about it and understand it. They're the ones best positioned to point out both pitfalls to avoid and opportunities to seize.

We've had over 450 Customers invest so far and some have suggested great ideas, posed key questions, and provided contacts that have proven useful. Most importantly, they've helped spread the word!

I look forward to continuing to grow our Investor base hand-in-hand with our Customer base in the coming months!

Ask a Question

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ASK QUESTION

Barnaby Zelman Nov 16 2016

Don't know your reasons for the $1k minimum but I'm sure you guys could unlock tons of investment on this site if your minimum was lowered. Hope you'll consider.

Demetri Coupounas CEO FOUNDER Nov 17 2016

Hi Barnaby,
Thank you for the question and suggestion. We carefully weighed many factors over a year ago in setting up a Direct Public Offering in Colorado, and later adding a WeFunder raise. We don't want to have more than 500 non-accredited Investors at any point since that could trigger more burdensome federal filings which raise our costs. Also, we wanted to offer a generous product purchase discount to all of our Investors - 20% off with no cap on purchase amount and being able to apply it on top of any other promotion at any time, when our products already average ~1/3 below competitors products is too good a deal for Investments under $1,000 and we don't want multiple classes of Preferred Investors - just one where everyone gets the same deal no matter where they live. We want, and so far have attracted, core Customers as our Investors - including 89 on our 1st WeFunder round. We'd love to have you join us as well!

David Scher Feb 2 2017

Your answer regarding where the product is made is fairly unclear. Can you please clarify what percent of production is in what location? For example, 60% China, 15% Vietnam, etc.

Demetri Coupounas CEO FOUNDER Feb 2 2017

Hi David,
Thank you for your question and your interest in My Trail. Percentages change each season with which products we're running and the sourcing decisions we make. Country of origin for the products we brought in last year were just under 60% Vietnam, just over 40% China, and about 1% Great Britain. All 3 numbers could change substantially by the end of this year, and we are in the process of sourcing some US made accessories. Please note that we both source, and sell, globally. We already have distribution in Japan, Taiwan, Germany and France, in addition to the US and Canada.

MORE QUESTIONS

RISKS

1 MY TRAIL IS A NEW COMPANY WITH A SHORT OPERATING HISTORY

My Trail incorporated April 9, 2015 and its first products arrived in late May 2016. Therefore we have little direct operating history for an investor to evaluate. There is no assurance that we will ever produce a profit. As a new enterprise, we may be subject to risks our management has not anticipated. It is possible that the proceeds from this offering may not be sufficient for us to continue to finance our operations.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

My Trail is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?